                                     [LOGO]

                              35 TECHNOLOGY DRIVE
                                WARREN, NJ 07059

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 28, 1998

TO THE STOCKHOLDERS:

    The Annual Meeting of Stockholders of ANADIGICS, Inc., a Delaware corporation ("ANADIGICS"), will be held on Thursday, May 28, 1998 at 10:00 o'clock a.m. (E.S.T.), at the Somerset Hills Hotel, 200 Liberty Corner Road (Route 525), Warren, New Jersey 07052, for the purpose of considering and acting upon the following:

    1) The election of three Class III Directors of ANADIGICS to hold office until 2001.

    2) The ratification of Ernst & Young LLP as independent auditors of ANADIGICS, Inc. for the fiscal year ending December 31, 1998.

    3) The transaction of such other business as may properly be brought before the meeting or any adjournment thereof.

    Only stockholders of record at the close of business on April 3, 1998 are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment or postponement thereof. Admission to the Annual Meeting will be by ticket only. If you are a registered stockholder planning to attend the meeting, please check the appropriate box on the proxy card and retain the bottom portion of the card as your admission ticket. If your shares are held through an intermediary such as a bank or broker, follow the instructions in the Proxy Statement to obtain a ticket. For at least ten (10) days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be open for the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours at the office of ANADIGICS, Inc.

    Stockholders are cordially invited to attend the Annual Meeting. However, whether or not a stockholder plans to attend, each stockholder is urged to sign, date, and return promptly the enclosed proxy in the accompanying envelope.

    The Annual Report, Proxy Statement and Proxy are enclosed with this notice and were mailed at New York, NY on or about April 28, 1998.

                                          By order of the Board of Directors

                                          John F. Lyons

                                          SECRETARY

                                   IMPORTANT

    Please sign, date, and return the enclosed Proxy immediately whether or not you plan to attend the meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for that purpose.

                                     [LOGO]

                              35 TECHNOLOGY DRIVE
                                WARREN, NJ 07059

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS

SOLICITATION OF PROXIES

    This Proxy Statement, which is being mailed to stockholders on or about April 28, 1998, is furnished in connection with the solicitation by the Board of Directors of ANADIGICS, Inc., a Delaware corporation ("ANADIGICS" or the "Company"), of proxies for use at its Annual Meeting of Stockholders TO BE HELD ON THURSDAY, MAY 28, 1998, AT 10:00 O'CLOCK A.M. (E.S.T.), AT THE SOMERSET HILLS HOTEL, 200 LIBERTY CORNER ROAD (ROUTE 525), WARREN, NEW JERSEY 07052, and at any adjournment of the Annual Meeting.

    Attendance at the Annual Meeting will be limited to stockholders as of the record date, their authorized representatives and guest of the Company. Admission will be by ticket only. For registered stockholders, the bottom portion of the proxy card enclosed with the Proxy Statement is their Annual Meeting ticket. Beneficial owners with shares held through an intermediary, such as a bank or broker, should request tickets in writing from Investor Relations, ANADIGICS, Inc., 35 Technology Drive, Warren, New Jersey 07059, and include proof of ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding their stock, confirming beneficial ownership. Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the Registration Desk on the day of the meeting. Admission to the Annual Meeting will be facilitated if tickets are obtained in advanced. Tickets may be issued to others at the discretion of the Company.

    At the meeting, stockholders will be asked to elect three Class III Directors and to ratify the appointment of auditors. Because many of our stockholders are unable personally to attend the Annual Meeting, the Board of Directors solicits the enclosed proxy so that each stockholder is given an opportunity to vote. This proxy enables each stockholder to vote on all matters which are scheduled to come before the meeting. When the proxy card is returned properly executed, the stockholder's shares will be voted according to the stockholder's directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. If no choice has been specified, the shares will be voted FOR the election of the Director-nominees listed below and FOR the ratification of the appointment of Ernst & Young LLP as independent auditors.

    The Board of Directors knows of no other business which will be presented at the meeting. If, however, other matters are properly presented, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their judgment on such matters.

    A proxy may be revoked by giving the Secretary of ANADIGICS, Inc. written notice of revocation at any time before the voting of the shares represented by the proxy. A stockholder who attends the meeting may cancel a proxy at the meeting.

QUORUM AND VOTING RIGHTS

    The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of the Company's common stock, par value $.01 per share, entitled to vote (exclusive of shares held by or for the account of the Company) is necessary to constitute a quorum at the Annual Meeting of Stockholders. Abstentions and broker non-votes shall be counted for purposes of determining whether a quorum is present. The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the meeting is required for the approval thereof with respect to each of the other matters to be presented at the meeting. Only holders of record of Common Stock at the close of business on April 3, 1998 are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment or postponement thereof.

    As of April 3, 1998, the Company had issued and outstanding 14,710,271 shares of Common Stock. Each share of Common Stock entitles the holder to one vote upon each matter to be voted upon.

                             PRINCIPAL STOCKHOLDERS

    The following tables lists all persons known to be the beneficial owner of more than 5% of ANADIGICS, Inc. outstanding Common Stock as of March 15, 1998.

                                                                                                        % BENEFICIAL
NAME AND ADDRESS                                                                    NUMBER OF SHARES      OWNERSHIP
----------------------------------------------------------------------------------  -----------------  ---------------
Kopp Investment Advisors, Inc.....................................................         940,525(2)           6.4
7701 France Avenue South, Suite 500, Edina, MN 55435

------------------------

(1) As reported by Kopp Investment Advisors, Inc. and related entities on
    Schedule 13G filed with the Securities and Exchange Commission dated February 9, 1998.

        INFORMATION REGARDING DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
                               BOARD OF DIRECTORS

    The Company's bylaws provide that the Board of Directors shall be divided into three classes designated Class I, Class II and Class III, each class consisting as nearly as possible of one-third of the total number of Directors constituting the entire Board of Directors; provided, however, that in no case will a decrease in the number of Directors shorten the term of any incumbent Director. The Board of Directors is presently comprised of nine members.

    The term of office for each Director in Class III expires at the Annual Meeting in 1998; the term of office for each Director in Class I expires at the Annual Meeting in 1999; and the term of office for each Director in Class II expires at the Annual Meeting in 2000. At each annual meeting of stockholders, directors will be elected for full terms of three years to succeed those directors whose terms are expiring.

                       PROPOSAL I: ELECTION OF DIRECTORS

    At the 1998 Annual Meeting, three Directors are to be elected to hold office until the 2001 Annual Meeting of Stockholders. All of the nominees are currently serving as Directors.

    The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. If any nominee becomes unavailable for election, then those shares voted for such nominee will be voted for the election of a substitute nominee selected by the persons named in the enclosed proxy.

    The nominees for Director will be elected if they receive the affirmative vote of a plurality of the votes of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. Any shares not voted (whether by abstention, broker non-vote or votes withheld) are not counted as votes cast for such individuals and will be excluded from the vote.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED
BELOW:

                      NOMINEES FOR TERMS EXPIRING IN 2001
                             (CLASS III DIRECTORS)

DAVID FELLOWS (AGE 45)

    Mr. Fellows has served as a director of the Company since September 1994. Mr. Fellows has served as Senior Vice President of Engineering and Technology at Continental Cablevision, Inc., a division of US West Media Group, since 1992. From 1987 until 1992, Mr. Fellows was employed by Scientific Atlanta's Transmission Systems Business Division, where he served as President. Mr. Fellows received his Bachelor Degree in Engineering and Applied Physics from Harvard College and a Masters Degree in Electrical Engineering from Northeastern University.

RONALD ROSENZWEIG (AGE 60)

    Mr. Rosenzweig, a co-founder of ANADIGICS in 1985, has served as President, Chief Executive Officer and a director of the Company since its inception and serves as a director on the board of General Semiconductor. He was co-founder of MSC. He served as President and CEO of MSC from 1968 to 1983. Mr. Rosenzweig received his B.Ch.E degree from City College of New York.

LEWIS SOLOMON (AGE 64)

    Mr. Solomon has served as a director of the Company since September 1994 and, previously, from 1985 to 1989. Mr. Solomon has been Chairman of G&L Investments since 1990 in addition to serving as a director on the boards of Microelectronics Packaging Inc., ICTV Inc., Anacomp Inc., Computer Products Inc. And Terayon Corporation. Prior to joining G&L Investments, Mr. Solomon was an Executive Vice President with Alan Patricof Associates from 1983 to 1986, and a Senior Vice President of General Instrument from 1967 to 1983. Mr. Solomon received a Bachelor Degree in Physics from St. Joseph's College and a Masters Degree in Industrial Engineering from Temple University.

    The following Directors of the Company will continue to serve in accordance with their existing terms.

                   DIRECTORS CONTINUING IN OFFICE UNTIL 1999
                              (CLASS I DIRECTORS)

CHARLES BURTON (AGE 52)

    Mr. Burton has served as a director of the Company since 1990. He is Managing Director of Philadelphia Ventures Inc., which he joined in 1984. Prior to 1984 he was a Vice President of CIGNA Corporation. Mr. Burton graduated from Gettysburg College and received an MBA from the Wharton Graduate School at the University of Pennsylvania. He is also a director of Membrex, Inc., Microsource, Inc., Visual Edge Technology, Inc. and several private companies.

BRUNS GRAYSON (AGE 50)

    Mr. Grayson has served as a director of the Company since 1985. He is managing General Partner of Calvert Capital Management Co., which manages ABS Ventures. Before joining Calvert Capital Management Co., Mr. Grayson was an associate of Adler & Co. and McKinsey & Co. in New York. He is a director of Cascade Communications and several private companies. He has a B.A. from Harvard, an M.A. from Oxford University and a J.D. from the University of Virginia.

HARRY REIN (AGE 53)

    Mr. Rein has served as a director of the Company since 1985. He was a principal founder of Canaan Venture Partners in 1987 and has served as Managing General Partner since its inception. From 1979 to 1987, Mr. Rein held various positions at GE, directing several of GE's lighting businesses as general manager before becoming President and CEO of GE Venture Capital Corporation. He is a director of Perceptron, Inc. and several private companies.

                   DIRECTORS CONTINUING IN OFFICE UNTIL 2000
                              (CLASS II DIRECTORS)

PAUL BACHOW (AGE 46)

    Mr. Bachow has served as a director of the Company since January 1993. He has been President of Bachow & Associates, Inc. since its formation in December 1989, and its predecessors, Bachow and Elkin Co., Inc. and Paul S. Bachow Company from December 1985 to December 1989. Mr. Bachow also acts as President of the general partner of each of Paul S. Bachow Co-Investment Fund, L.P., Bachow Investment Partners III, L.P. and Bachtel Cellular Liquidity, L.P. He has a B.A. from American University, a J.D. from Rutgers University and a Masters Degree in tax law from New York University, and is a C.P.A. Mr. Bachow serves as director of Deb Shops, Inc., a publicly traded company, and several private companies.

GEORGE GILBERT (AGE 63)

    Mr. Gilbert, a co-founder of ANADIGICS in 1985, has served as Executive Vice President, Chief Operating Officer and a director of the Company since its inception. He was co-founder of Microwave Semiconductor Corporation ("MSC"), a manufacturer of microwave silicon and GaAs transistors and amplifiers, with Mr. Rosenzweig and served as Executive Vice President of Semiconductor Operations of MSC from 1968 to 1983. Mr. Gilbert has a B.S. in Physics from Georgia Tech.

CHARLES HUANG (AGE 50)

    Dr. Huang, a co-founder of ANADIGICS in 1985, has served as Executive Vice President and a director of the Company since its inception. He was director of GaAs research and development and wafer fabrication services at Avantek from 1980 to 1984. Dr. Huang received his Ph.D.E.E. at the University of California, Berkeley.

EXECUTIVE OFFICERS OF THE REGISTRANT

    The current executive officers of the Company are as follows:

NAME                                                       AGE      POSITION
-----------------------------------------------------      ---      -----------------------------------------------------
Ronald Rosenzweig....................................          60   President, Chief Executive Officer and Director
Charles Huang........................................          50   Executive Vice President Marketing Research and
                                                                    Business Development and Director
John F. Lyons........................................          51   Senior Vice President and Chief Financial Officer
Bruce Diamond........................................          37   Senior Vice President, Operations
Robert Bayruns.......................................          40   Vice President Business and Advanced Development
James Gilbert........................................          34   Vice President, Device and Process Engineering
Sheo Khetan..........................................          48   Vice President Manufacturing
Javed S. Patel.......................................          42   Vice President Sales and Marketing
Phillip Wallace......................................          41   Vice President Design, Package and Test Engineering

    Set forth below is certain information with respect to the Company's executive officers. Officers are appointed to serve at the discretion of the Board of Directors. There are no family relationships between executive officers or directors of the Company except for Messrs. George Gilbert and James Gilbert, who are father and son respectively. Information on Mr. Rosenzweig and Dr. Huang is listed in the Director profile above.

    Mr. Lyons joined ANADIGICS in 1987 as Director of Finance, was elected a Vice President in 1989, and currently serves as Senior Vice President and Chief Financial Officer. Prior to joining the Company, he served as Manager-Finance Section for GE's Power Electronic Semiconductor Department from 1984 to 1987. Mr. Lyons is a graduate of GE's Financial Management Program and has a B.A. in Economics from Hamline University.

    Mr. Diamond joined ANADIGICS in 1997 and currently serves as Senior Vice President Operations. Prior to joining ANADIGICS, Mr. Diamond was employed by National Semiconductor Company. Mr. Diamond received his B.S.E.E. from the University of Illinois.

    Mr. Bayruns joined ANADIGICS in 1985 and currently serves as Vice President Business and Advanced Development. Prior to joining ANADIGICS, Mr. Bayruns was employed by AT&T Bell Laboratories. Mr. Bayruns received his M.S.E.E. from Rutgers University.

    Mr. James Gilbert joined ANADIGICS in 1997 as Vice President, Device and Process Engineering. Prior to joining ANADIGICS, Mr. Gilbert was employed by Motorola Inc, Compound Semiconductor Technologies in Tempe, AZ. Mr. Gilbert received his B.S.E.E. from Cornell University.

    Mr. Khetan joined ANADIGICS in 1985 and currently serves as Vice President of Manufacturing. Prior to joining ANADIGICS, Mr. Khetan was at Sprague Solid State Scientific and, prior to that, at General Instrument. Mr. Khetan received his Bachelor of Science Degree in Engineering from the Indian Institute of Technology, a Masters of Science from State University of New York, and a Masters Degree in Business Administration from Temple University.

    Mr. Patel joined ANADIGICS in 1986 and currently serves as Vice President of Sales and Marketing. Prior to joining ANADIGICS, Mr. Patel was employed by Alpha Industries. From 1979 to 1984, Mr. Patel was a member of the Technical Staff of RCA-Astroelectronics. Mr. Patel received his Bachelor of Science Degree and Masters of Science Degree in Engineering from the University of Kansas and a Masters Degree in Business Administration from Drexel University.

    Mr. Wallace joined ANADIGICS in 1985 and currently serves as Vice President Design, Package and Test Engineering. Prior to joining ANADIGICS, Mr. Wallace was at the Westinghouse R&D Center in Pittsburgh, PA, and, prior to that, he was with MSC. Mr. Wallace received his B.S.E.E. and M.Eng. (Electrical) from Cornell University.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Mr. James Gilbert, Vice President, Device and Process Engineering, is the son of Mr. George Gilbert, a Director.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based on the Company's review of copies of all disclosure reports filed by directors and executive officers of the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company believes that there was compliance with all filing requirements of Section 16(a) applicable to directors and executive officers of the Company during the fiscal year, except for the December 31, 1996 conversion of employee stock purchase plan options with respect to the following officers (Messrs. Rosenzweig, Gilbert, Huang, Lyons, Bayruns, Khetan, Patel and Wallace) which were filed February 10, 1997.

STOCK OWNERSHIP OF DIRECTORS AND MANAGEMENT

    The following table sets forth as of March 20, 1998 certain information about stock ownership of each Director and nominee for directorship, the Chief Executive Officer and the next four most highly compensated executive officers, and all Directors and executive officers as a group.

                                                                                     COMMON STOCK
                                                                                     BENEFICIALLY      % BENEFICIAL
NAME                                                                                     OWNED           OWNERSHIP
---------------------------------------------------------------------------------  -----------------  ---------------

Paul Bachow......................................................................        138,430(1)               (7)
Charles Burton...................................................................         95,395(1)               (7)
David Fellows....................................................................         34,500(1)               (7)
Bruns Grayson....................................................................         60,135(1)               (7)
Harry Rein.......................................................................        217,492(1)            1.5
Lewis Solomon....................................................................         24,500(1)               (7)
Ronald Rosenzweig................................................................        208,226(2)            1.4
George Gilbert...................................................................         72,913(3)               (7)
Charles Huang....................................................................        302,678(4)            2.0
John F. Lyons....................................................................        114,322(5)               (7)
Javed S. Patel...................................................................         59,762(6)               (7)
All Directors and Executive Officers as a group, including 4 officers not named
  above..........................................................................      1,488,258              10.1

------------------------

(1) Includes 34,500 shares of common stock issuable pursuant to options, exercisable within 60 days.

(2) Includes 96,867 shares of common stock issuable pursuant to options exercisable within 60 days.

(3) Includes 63,241 shares of common stock issuable pursuant to options exercisable within 60 days.

(4) Includes 92,491 shares of common stock issuable pursuant to options exercisable within 60 days.

(5) Includes 54,066 shares of common stock issuable pursuant to options exercisable within 60 days.

(6) Includes 31,568 shares of common stock issuable pursuant to options exercisable within 60 days.

(7) Less than 1%.

COMMITTEES OF THE BOARD

    The standing committees of the ANADIGICS, Inc. Board of Directors are as follows:

    The Audit Committee is responsible for (i) determining the adequacy of the Company's internal accounting and financial controls, (ii) reviewing the results of the audit of the Company performed by the independent public accountants, and
(iii) recommending the selection of independent public accountants. Messrs. Bachow, Burton and Solomon were members of the Audit Committee during fiscal 1997. The Audit Committee met twice during the 1997 fiscal year.

    The Compensation Committee determines matters pertaining to the compensation of certain executive officers of the Company and administers the Company's stock option, incentive compensation, and employee stock purchase plans. Messrs. Grayson and Rein were members of the Compensation Committee during fiscal 1997. The Compensation Committee met twice during the 1997 fiscal year.

    The Executive Committee has authority to act for the Board on most matters during intervals between Board meetings. The Executive Committee consists of Messrs. Bachow, Burton, Fellows, Rein, and Rosenzweig. The Executive Committee met three times during the 1997 fiscal year.

    During fiscal 1997, the Board of Directors met six times. Each of the Directors attended at least 75% of the aggregate of all meetings the Board held.

              COMPENSATION AND OTHER TRANSACTIONS WITH DIRECTORS,
                        NOMINEES, AND EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

    Shown below is information concerning the annual compensation for services in all capacities to the Company for the last three fiscal years of those persons who were at December 31, 1997 (i) the chief executive officer of the Company and (ii) the other four most highly compensated officers of the Company (collectively, the "named executive officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                                          LONG-TERM
                                                                                                        COMPENSATION
                                                                                                           AWARDS
                                                                        ANNUAL COMPENSATION             -------------
                                                             -----------------------------------------   SECURITIES
                                                                                       OTHER ANNUAL      UNDERLYING
NAME AND PRINCIPAL POSITION                         YEAR       SALARY     BONUS(1)    COMPENSATION(2)      OPTIONS
------------------------------------------------  ---------  ----------  ----------  -----------------  -------------
Ronald Rosenzweig...............................       1997  $  226,573  $  198,375      $   5,231           60,000
  Chief Executive Officer                              1996  $  201,500  $  106,352          6,776           37,500
                                                       1995     185,846     157,624          3,978           24,000
George Gilbert..................................       1997     207,589     159,390          4,989           15,000
  Executive Vice President                             1996     189,586      92,841          3,024           30,000
                                                       1995     174,942     137,387          3,926           24,000
Charles Huang...................................       1997     196,954     151,800          2,553           45,000
  Executive Vice President                             1996     174,673      85,550          3,783           30,000
                                                       1995     161,038     126,435          9,085           24,000
John F. Lyons...................................       1997     158,604     121,440            894           30,000
  Senior Vice President                                1996     147,875      66,698          1,687           22,500
                                                       1995     136,134      98,533          3,640           11,550
Javed S. Patel..................................       1997     139,731      97,290             90           15,000
  Vice President                                       1996     130,019      58,641          1,081            9,000
                                                       1995     120,423      86,681          1,254            8,700

------------------------

(1) Represents bonuses earned in 1997, 1996 or 1995 and payable during 1998, 1997 or 1996, respectively. The bonuses are payable as follows: 40% of each bonus is payable during the first quarter of the respective year in which the bonus is paid, and 20% of each such bonus is payable during the second, third, and fourth quarters of the respective year in which the bonus is paid. If a named executive officer is not employed with the Company at the time of such bonus payment, the bonus payment is forfeited except for Mr. Gilbert in which the 1997 earned bonus was paid in February 1998.

(2) Represents the value of income tax preparation services provided to each of Messrs. Rosenzweig and Gilbert by the Company's auditors and premiums paid for medical insurance covering each of the named executive officers.

STOCK OPTIONS AND CERTAIN OTHER COMPENSATION

    The following table presents the stock options granted to the named executive officers in fiscal 1997 under the Company's 1995 Long Term Incentive and Share Award Plan:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                         POTENTIAL REALIZABLE
                                                              PERCENT OF                                   VALUE AT ASSUMED
                                                                 TOTAL                                     ANNUAL RATES OF
                                                NUMBER OF       OPTIONS                                      STOCK PRICE
                                               SECURITIES     GRANTED TO                                   APPRECIATION FOR
                                               UNDERLYING      EMPLOYEES      EXERCISE                       OPTION TERM
                                                 OPTIONS       IN FISCAL     PRICE $ PER  EXPIRATION  --------------------------
NAME                                           GRANTED(1)        YEAR         SHARE(2)       DATE          5%           10%
---------------------------------------------  -----------  ---------------  -----------  ----------  ------------  ------------
Ronald Rosenzweig............................      60,000            8.9%     $   30.00    1/27/07    $  1,132,010  $  2,868,736
George Gilbert...............................      15,000            2.2          30.00    12/31/98         44,338        90,675
Charles Huang................................      45,000            6.7          30.00    1/27/07         849,008     2,151,552
John F. Lyons................................      30,000            4.4          30.00    1/27/07         556,005     1,434,368
Javed S. Patel...............................      15,000            2.2          30.00    1/27/07         283,003       717,184

------------------------

(1) One-third of the options become exercisable one year from the date of grant. Thereafter, two-thirds of the options become exercisable ratably on a quarterly basis over the following two years.

(2) The exercise price of the stock options was based on the fair market value of the stock on the date of grant.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES
                        Stock Price at 12/31/97 $30.125

                                                                        # OF SECURITIES                 VALUE OF
                                                                           UNDERLYING                  UNEXERCISED
                                                                          UNEXERCISED                 IN-THE-MONEY
                                                                       OPTIONS AT FY-END            OPTIONS AT FY-END
                                    SHARES ACQUIRED     VALUE      --------------------------  ---------------------------
                                      ON EXERCISE     REALIZED $   EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
                                    ---------------  ------------  -----------  -------------  ------------  -------------
Ronald Rosenzweig.................         7,500     $    295,745      65,616        75,625    $  1,459,942   $   254,245
George Gilbert....................        33,000        1,217,380      63,241        --             879,208       --
Charles Huang.....................        --              --           68,741        57,500       1,612,536       203,021
John F. Lyons.....................            97            3,299      37,816        39,375         851,228       151,797
Javed S. Patel....................             9              354      23,817        18,750         567,040        61,094

COMPENSATION OF DIRECTORS

    Non-management Directors receive options under the 1995 Long Term Incentive and Share Award Plan (the "1995 Plan"). Under the 1995 Plan, a grant of options to purchase 15,000 shares of Common Stock will automatically be granted on the date a Director is first elected to the Board with an exercise price per share equal to 100% of the market value of one share on the date of grant. Each option so granted will expire ten years after the date of grant and will become exercisable in three equal installments commencing on the date of grant and annually thereafter. Commencing January 1, 1996, Directors receive an annual grant of options to purchase 4,000 shares of Common Stock at the fair market value as determined on the date of grant, which options will vest on December 31 in the year granted. In addition, each non-management Director receives $5,000 per year plus $500 for each meeting of the Board of Directors, or any of its Committees attended, and each Director is reimbursed for ordinary expenses incurred in connection with attendance at such meetings.

COMPENSATION COMMITTEE REPORT

    The Compensation Committee establishes and reviews the compensation of the Company's executive officers. The Compensation Committee of the Board of Directors consists entirely of non-employee directors.

    COMPENSATION PHILOSOPHY. The Company's executive compensation program is designed to attract and retain key executives who will enhance the performance of the Company, promote its long-term interest and build stockholders' equity. The Compensation Committee sought to align total compensation for executive management with corporate performance. The Company's executive compensation package generally includes four main components:

        1) A base salary which is established at levels considered appropriate for the duties and scope of responsibilities of each officer's position.

        2) A bonus potential which is tied directly to operating income objectives.

        3) A stock option award to increase stock ownership in the Company and align executive compensation with stockholder interests.

        4) Other compensation and employee benefits generally available to all employees of the Company, such as health insurance and participation in the Anadigics, Inc. Employee Savings and Protection Plan ( "401(k) Plan").

    The Compensation Committee places a particular emphasis on variable, performance based components, such as the bonus potential and stock option awards, the value of which could increase or decrease to reflect changes in corporate and individual performances.

    In general, compensation payments in excess of $1.0 million to any of the named Executive Officers are subject to a limitation on deductibility by the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended. The deduction limit does not apply to performance based compensation that satisfies certain requirements. The Compensation Committee has not yet determined a policy with regard to Section 162(m); however, no officer of the Company is expected to earn compensation in excess of $1.0 million in 1998.

    CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Rosenzweig's 1997 compensation consisted of base salary, bonus, stock options, and executive benefits. Mr. Rosenzweig's base salary was set in 1997 at $226,573 which the Compensation Committee determined to be reasonable in view of Mr. Rosenzweig's responsibility, seniority, and past performance to the Company. Mr. Rosenzweig's 1997 bonus payout of $106,351 was from the 1996 bonus award. The 1997 bonus award of $198,375 will be paid to Mr. Rosenzweig in 1998 over a quarterly timetable. The Compensation Committee authorized a grant in fiscal 1997 to Mr. Rosenzweig of options to purchase 60,000 shares of Common Stock. The Compensation Committee believes the grant of stock based compensation encourages long-term performance and aligns management and stockholders interest in the performance of the Company's Common Stock.

                                          Compensation Committee:
                                          Bruns Grayson
                                          Harry Rein

PERFORMANCE GRAPH

    The following graph compares the cumulative total shareholder return on the Company's Common Stock from the initial public offering date through December 31, 1997 with the cumulative total return on the Nasdaq Stock Market Index and the Nasdaq Electronic Components Stocks Index (SIC Code 367). The Company is included in both indexes. The comparison assumes $100 was invested on April 20, 1995 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The Company did not declare, nor did it pay any cash dividends during the comparison period. Notwithstanding any statement to the contrary in any of the Company's previous or future filings with the Securities and Exchange Commission, the graph shall not be incorporated by reference into any such filings.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            ANADIGICS, INC.   NASDAQ STOCK MARKET INDEX   NASDAQ ELECTRONICS COMPONENTS INDEX
4/20/95                  100                         100                                   100
12/30/95                 177                         130                                   124
12/30/96                 327                         159                                   215
12/30/97                 237                         196                                   225

                PROPOSAL II: APPOINTMENT OF INDEPENDENT AUDITORS

APPOINTMENT OF AUDITORS

    Ernst & Young LLP, independent certified public accountants, audited the financial statements of ANADIGICS, Inc., for the 1997 fiscal year. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting of stockholders and will have the opportunity to make a statement if they desire to do so and are expected to be available to answer appropriate questions. The Audit Committee and the Board of Directors have selected Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 1998.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be presented at the 1999 Annual Meeting of stockholders must be received by the Company no later than December 28, 1998. Proposals may be mailed to the Company, to the attention of Secretary, 35 Technology Drive, Warren, NJ 07059.

                                 OTHER MATTERS

    The Board of Directors knows of no other business which will be presented at the meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their judgment on such matters.